Exhibit 99.1

Blackbaud, Inc. Announces Fourth Quarter and Full Year 2011 Results

Announces First Quarter 2012 Dividend

CHARLESTON, S.C. – February 22, 2012 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter and fiscal year ended December 31, 2011.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We continued to enjoy solid sales activity during the fourth quarter, contributing to a record year for Blackbaud. The combination of improved customer demand, solid execution and our broad suite of solutions enabled us to re-accelerate revenue growth back to the double digit range during 2011. This was a significant accomplishment in light of the continued challenging economic environment, and it provides us with momentum for 2012.”

Chardon added, “During 2011, we broke records in the number of new Blackbaud CRM customers signed, the number of CRM implementations moving into live production and the performance of our online fundraising solutions. With our pending acquisition of Convio, we are eager to better serve our customers with the most comprehensive CRM and online fundraising solution. We continue to believe that the strength and complementary nature of our combined value proposition will position Blackbaud well to address the large and highly underpenetrated market for delivering innovative solutions to the nonprofit industry.”

Fourth Quarter 2011 GAAP Financial Results

Blackbaud reported total revenue of $95.0 million for the fourth quarter of 2011, an increase of 11% compared to $85.8 million for the fourth quarter of 2010. Income from operations and net income, determined in accordance with GAAP, were $10.6 million and $6.4 million, respectively, compared with $10.9 million and $7.2 million, respectively, for the fourth quarter of 2010. Diluted earnings per share were $0.14 for the fourth quarter of 2011, compared with $0.17 in the same period last year.

Fourth Quarter 2011 Non-GAAP and Pro Forma Financial Results

Non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition-related expenses and an impairment of a cost method investment, was $19.1 million for the fourth quarter of 2011, an increase from $17.6 million in the same period last year. Non-GAAP net income was $11.8 million for the fourth quarter of 2011, an increase from $10.8 million in the same period last year. Non-GAAP diluted earnings per share were $0.27 for the fourth quarter of 2011, up from $0.25 in the same period last year.

For the fourth quarter of 2011, Blackbaud recognized a charge against its revenue in recognition of the remaining work required to bring several early adopter CRM implementations to successful conclusion, in addition to other unrelated accounting adjustments that were recognized during the period. These items had a net negative impact of approximately $4.0 million on revenue and $3.1 million on non-GAAP income from operations for the fourth quarter of 2011. Pro forma revenue, which excludes these items, was $99.0 million for the fourth quarter of 2011, an increase of 15% year-over-year and at the mid-point of guidance of $98.0 million to $100.0 million. Pro forma income from operations was $22.2 million for the fourth quarter of 2011 above the high-end of guidance of $19.6 million to $21.1 million; and pro forma diluted earnings per share was $0.31, above the high-end of guidance of $0.27 to $0.29.

A reconciliation between GAAP, non-GAAP and pro forma results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Blackbaud’s fourth quarter revenue and profitability were consistent with or better than previously issued guidance on a pro forma basis,” said Tony Boor, Chief Financial Officer of Blackbaud. “Since joining Blackbaud, one of my top areas of focus has been completing a comprehensive review of the Company’s financial processes. As a result of that review, we have identified several areas for improvement and plan to make some targeted investments in our back-office operations to help ensure that the sole focus of our commentary is discussing the strength of Blackbaud’s operational performance. I am pleased with the quality of work performed by our team, and believe that we have a solid foundation in place to accommodate our planned growth.”

Boor added, “The momentum of our business is evidenced by the fact that we are planning for double digit to low teens revenue growth for 2012. In addition, we believe Blackbaud is well positioned to deliver a twenty percent non-GAAP operating margin, even as we increase investments to drive further improvement in our long-term revenue growth and ensure that we have the infrastructure and processes in place to scale our business efficiently and effectively.”

Balance Sheet and Cash Flow

The Company ended the fourth quarter with $52.5 million in cash, compared to $52.0 million at the end of the third quarter. The Company generated $16.9 million in cash flow from operations during the fourth quarter, contributing to $85.5 million for the twelve months ended December 31, 2011. Cash from operations for the full year 2011 was up 53% from $56.0 million for the full year 2010.

While not reflected on Blackbaud’s 2011 year-end balance sheet, the Company recently closed on a $325 million credit facility that provides Blackbaud with the financing capacity to complete the acquisition of Convio, following regulatory approval and completion of the cash tender offer. Additional details related to this credit facility can be found in the Company’s filings with the SEC.

Full Year 2011 GAAP and Non-GAAP Financial Results

Blackbaud reported total revenue of $370.9 million for the full year 2011, an increase of 14% compared to $326.6 million for 2010. Income from operations and net income, determined in accordance with GAAP, were $50.9 million and $33.2 million for the full year 2011, respectively, compared with $46.0 million and $29.2 million, respectively, for 2010. Diluted earnings per share were $0.75 for the full year 2011, compared with $0.67 for 2010.

Non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition-related expenses, an impairment of a cost method investment and a gain on the sale of assets, was $76.5 million for the full year 2011, an increase from $67.2 million for 2010. Non-GAAP net income was $46.9 million for the full year 2011, an increase from $40.9 million for 2010. Non-GAAP diluted earnings per share were $1.06 for the full year 2011, an increase from $0.93 for 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a first quarter 2012 dividend of $0.12 per share payable on March 15, 2012, to stockholders of record on March 5, 2012. Additionally, as of December 31, 2011, $50.0 million remained available under the Company’s share repurchase program.

Revision of Prior Period Financial Statements

During the 2011 year-end review process, the Company identified certain prior period errors related principally to revenue recognition, accounting for income taxes and the capitalization of software development costs. These errors impacted reporting periods beginning in the year ended December 31, 2006 and subsequent periods through September 30, 2011.

The net income impact of these errors was a decrease in net income of $0.6 million, $0.9 million, $0.9 million, $1.6 million and $2.2 million for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively, and an increase in net income of $0.6 million for the nine months ended September 30, 2011.

The revisions for these corrections to the applicable prior periods will be reflected in the Company’s Annual Report on Form 10-K for 2011, which is expected to be on file with the SEC by the end of February 2012. Additionally, the Company has included “as reported” vs. “as adjusted” income statement tables for the full year and fourth quarter 2010 as part of this press release. Moreover, the company has posted additional supplemental schedules with “as reported” vs. “as adjusted” results dating back to 2006 on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations.

Conference Call Details

Blackbaud will host a conference call today, February 22, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-298-3451 (domestic) or 719-457-2606 (international). A replay of this conference call will be available through February 29, 2012, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 9469166. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 26,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Blackbaud has been recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work. Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the US, and in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks related to closing the proposed acquisition of Convio; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, costs associated with amortization of intangibles arising from business combinations, one-time write-offs or expenses incurred in connection with acquisitions, impairment of a cost method investment and a gain in connection with the sale of assets.

This release also includes non-GAAP revenue, operating income, net income and diluted earnings per share adjusted for unusual items and accounting adjustments in the fourth quarter of 2011. We use these measures and believe them useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@Blackbaud.com

843-216-6200 x3307

SOURCE:   Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$52,520	$28,004
Donor restricted cash	40,205	16,359
Accounts receivable, net of allowance of $3,913 and $2,687 at December 31, 2011 and December 31, 2010, respectively	62,656	59,296
Prepaid expenses and other current assets	31,016	32,139
Deferred tax asset, current portion	1,551	5,164

Total current assets	187,948	140,962
Property and equipment, net	34,397	22,963
Deferred tax asset	29,376	42,314
Goodwill	90,122	76,247
Intangible assets, net	44,660	38,515
Other assets	6,087	2,805

Total assets	$392,590	$323,806

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,464	$9,620
Accrued expenses and other current liabilities	32,707	28,278
Donations payable	40,205	16,359
Deferred revenue	153,665	143,761

Total current liabilities	240,041	198,018
Deferred revenue, noncurrent	9,772	6,900
Other noncurrent liabilities	2,775	2,419

Total liabilities	252,588	207,337

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 53,959,532 and 53,316,280 shares issued at December 31, 2011 and December 31, 2010, respectively	54	53
Additional paid-in capital	175,401	158,372
Treasury stock, at cost; 9,019,824 and 8,842,882 shares at December 31, 2011 and December 31, 2010, respectively	(166,226)	(161,186)
Accumulated other comprehensive loss	(1,148)	(812)
Retained earnings	131,921	120,042

Total stockholders’ equity	140,002	116,469

Total liabilities and stockholders’ equity	$392,590	$323,806

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except share and per share amounts)	2011	2010	2011	2010
Revenue
License fees	$4,875	$6,510	$19,475	$23,719
Subscriptions	27,651	21,859	103,544	83,912
Services	25,865	23,286	108,781	87,663
Maintenance	33,263	31,594	130,604	124,559
Other revenue	3,391	2,519	8,464	6,712

Total revenue	95,045	85,768	370,868	326,565

Cost of revenue
Cost of license fees	735	693	3,345	3,003
Cost of subscriptions	12,276	8,317	42,536	31,155
Cost of services	19,896	18,030	79,086	66,755
Cost of maintenance	6,371	6,086	25,178	24,123
Cost of other revenue	2,796	3,272	7,049	7,103

Total cost of revenue	42,074	36,398	157,194	132,139

Gross profit	52,971	49,370	213,674	194,426

Operating expenses
Sales and marketing	18,280	17,833	75,361	69,469
Research and development	12,460	11,132	47,672	45,499
General and administrative	9,580	9,272	36,933	32,636
Impairment of cost method investment	1,800	—	1,800	—
Amortization	252	211	980	798

Total operating expenses	42,372	38,448	162,746	148,402

Income from operations	10,599	10,922	50,928	46,024
Interest income	50	20	183	84
Interest expense	(57)	96	(200)	(74)
Other income (expense), net	168	31	346	(98)

Income before provision for income taxes	10,760	11,069	51,257	45,936
Income tax provision	4,409	3,828	18,037	16,749

Net income	$6,351	$7,241	$33,220	$29,187

Earnings per share
Basic	$ 0.15	$ 0.17	$ 0.76	$ 0.68
Diluted	$ 0.14	$ 0.17	$ 0.75	$ 0.67

Common shares and equivalents outstanding
Basic weighted average shares	43,738,007	43,083,612	43,522,563	43,145,189
Diluted weighted average shares	44,337,711	43,776,108	44,149,054	43,876,155
Dividends per share	$ 0.12	$ 0.11	$ 0.48	$ 0.44

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Years ended December 31,
(in thousands)	2011	2010
Cash flows from operating activities
Net income	$33,220	$29,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,995	16,189
Provision for doubtful accounts and sales returns	5,646	2,773
Stock-based compensation expense	14,884	13,059
Excess tax benefits from stock based compensation	(932)	(2,665)
Deferred taxes	13,533	11,313
Impairment of cost method investment	1,800	—
Gain on sale of assets	(549)	—
Other non-cash adjustments	(878)	(22)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(8,692)	(12,778)
Prepaid expenses and other assets	(2,915)	(10,109)
Trade accounts payable	1,714	228
Accrued expenses and other liabilities	(1,056)	(4,248)
Donor restricted cash	(22,862)	(3,446)
Donations payable	22,862	3,446
Deferred revenue	12,757	13,121

Net cash provided by operating activities	85,527	56,048

Cash flows from investing activities
Purchase of property and equipment	(18,215)	(10,760)
Purchase of net assets of acquired companies, net of cash acquired	(23,385)	(5,334)
Purchase of investment	—	(2,000)
Capitalized software development costs	(1,012)	(175)
Purchase of intangible assets	—	(130)
Proceeds from sale of assets	874	—

Net cash used in investing activities	(41,738)	(18,399)

Cash flows from financing activities
Dividend payments to stockholders	(21,429)	(19,490)
Proceeds from exercise of stock options	2,041	8,065
Excess tax benefits from stock based compensation	932	2,665
Purchase of treasury stock	—	(22,613)
Proceeds from issuance of debt	—	4,000
Payments on debt	—	(5,175)
Payments of deferred financing costs	(767)	—
Payments on capital lease obligations	(40)	(164)

Net cash used in financing activities	(19,263)	(32,712)

Effect of exchange rate on cash and cash equivalents	(10)	298

Net increase in cash and cash equivalents	24,516	5,235
Cash and cash equivalents, beginning of year	28,004	22,769

Cash and cash equivalents, end of year	$52,520	$28,004

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

GAAP revenue	$95,045	$85,768	$370,868	$326,565

GAAP gross profit	$52,971	$49,370	$213,674	$194,426

Non-GAAP adjustments:
Add: Stock-based compensation expense	903	865	3,278	2,948
Add: Amortization of intangibles from business combinations	1,725	1,648	6,598	6,334

Total Non-GAAP adjustments	2,628	2,513	9,876	9,282
Non-GAAP gross profit	$55,599	$51,883	$223,550	$203,708

GAAP income from operations	$10,599	$10,922	$50,928	$46,024

Non-GAAP adjustments:
Add: Stock-based compensation expense	3,971	3,819	14,884	13,059
Add: Amortization of intangibles from business combinations	1,977	1,859	7,578	7,132
Add: Acquisition-related expenses	786	1,000	1,840	1,000
Add: Impairment of cost method investment	1,800	-	1,800	-
Less: Gain on sale of assets	-	-	(549)	-

Total Non-GAAP adjustments	8,534	6,678	25,553	21,191

Non-GAAP income from operations	$19,133	$17,600	$76,481	$67,215

GAAP net income	$6,351	$7,241	$33,220	$29,187

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	8,534	6,678	25,553	21,191
Less: Tax impact related to Non-GAAP adjustments	(3,117)	(3,093)	(11,919)	(9,431)

Non-GAAP net income	$11,768	$10,826	$46,854	$40,947

Shares used in computing Non-GAAP diluted earnings per share	44,338	43,776	44,149	43,876

Non-GAAP diluted earnings per share	$0.27	$0.25	$1.06	$0.93

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$164	$113	$571	$392
Cost of services	571	512	1,966	1,742
Cost of maintenance	168	240	741	814

Subtotal	903	865	3,278	2,948
Operating expenses
Sales and marketing	391	389	1,325	1,366
Research and development	766	714	3,039	2,844
General and administrative	1,911	1,851	7,242	5,901

Subtotal	3,068	2,954	11,606	10,111

Total stock-based compensation expense	$3,971	$3,819	$14,884	$13,059

Amortization of intangibles from business combinations
Cost of revenue
Cost of license fees	$156	$171	$635	$588
Cost of subscriptions	901	778	3,341	3,058
Cost of services	400	370	1,572	1,390
Cost of maintenance	249	310	975	1,223
Cost of other revenue	19	19	75	75

Subtotal	1,725	1,648	6,598	6,334
Operating expenses	252	211	980	798

Total amortization of intangibles from business combinations	$1,977	$1,859	$7,578	$7,132

Blackbaud, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP

(Unaudited)

	Three months ended December 31,
(in thousands, except per share amounts)	2011	2010

GAAP revenue	$95,045	$85,768

Non-GAAP unusual adjustments:
Add: Early adopter credits	3,365	-
Add: Change in set-up fees estimate	292	-
Add: Change in analytic services revenue recognition	333	-

Pro Forma Non-GAAP revenue	$99,035	$85,768

GAAP income from operations	$10,599	$10,922

Non-GAAP adjustments:
Add: Stock-based compensation expense	3,971	3,819
Add: Amortization of intangibles from business combinations	1,977	1,859
Add: Acquisition-related expenses	786	1,000
Add: Impairment of cost method investment	1,800	-

Non-GAAP income from operations	$19,133	$17,600

Non-GAAP unusual adjustments:
Add: Early adopter credits	2,715	-
Add: Change in set-up fees estimate	163	-
Add: Change in analytic services revenue recognition	233	-

Pro Forma Non-GAAP income from operations	$22,244	$17,600

GAAP net income	$6,351	$7,241

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	8,534	6,678
Less: Tax impact related to Non-GAAP adjustments	(3,117)	(3,093)

Non-GAAP net income	$11,768	$10,826

Non-GAAP unusual adjustments:
Add: Total Non-GAAP as adjusted items affecting income from operations	3,111	-
Less: Tax impact related to Non-GAAP as adjusted items	(1,214)	-

Pro Forma Non-GAAP net income	$13,665	$10,826

Shares used in computing Non-GAAP diluted earnings per share	44,338	43,776

Pro Forma Non-GAAP diluted earnings per share	$0.31	$0.25

Blackbaud, Inc.

Revised Historical Financial Information

(Unaudited)

During the three months ended December 31, 2011, the Company identified certain prior period errors related principally to revenue recognition, accounting for income taxes and the capitalization of software development costs. These errors impacted reporting periods beginning in the year ended December 31, 2006 and subsequent periods through September 30, 2011. The Company concluded these errors were not material individually or in the aggregate to any of the prior reporting periods, and therefore, amendments of previously filed reports were not required. However, the cumulative error would be material in the year ended December 31, 2011, if the entire correction was recorded in the fourth quarter of 2011, and would have impacted comparisons to prior periods. As such, the revisions for these corrections to the applicable prior periods are reflected in this financial information and will be reflected in future filings containing such financial information.

Revised consolidated statements of operations amounts

	Year ended December 31, 2010			Three months ended December 31, 2010
(in thousands, except share and per share amounts)	As previously reported	Adjustment	Revised	As previously reported	Adjustment	Revised
Revenue
License fees	$23,719	$-	$23,719	$6,510	$-	$6,510
Subscriptions	82,516	1,396	83,912	21,719	140	21,859
Services	89,585	(1,922)	87,663	24,618	(1,332)	23,286
Maintenance	124,562	(3)	124,559	31,592	2	31,594
Other revenue	6,712	-	6,712	2,519	-	2,519

Total revenue	327,094	(529)	326,565	86,958	(1,190)	85,768

Cost of revenue
Cost of license fees	2,880	123	3,003	662	31	693
Cost of subscriptions	31,109	46	31,155	8,317	-	8,317
Cost of services	66,632	123	66,755	17,871	159	18,030
Cost of maintenance	24,091	32	24,123	6,086	-	6,086
Cost of other revenue	7,103	-	7,103	3,272	-	3,272

Total cost of revenue	131,815	324	132,139	36,208	190	36,398

Gross profit	195,279	(853)	194,426	50,750	(1,380)	49,370

Operating expenses
Sales and marketing	70,186	(717)	69,469	17,787	46	17,833
Research and development	45,527	(28)	45,499	11,132	-	11,132
General and administrative	32,471	165	32,636	9,272	-	9,272
Amortization	798	-	798	211	-	211

Total operating expenses	148,982	(580)	148,402	38,402	46	38,448

Income from operations	46,297	(273)	46,024	12,348	(1,426)	10,922
Interest income	84	-	84	20	-	20
Interest expense	(74)	-	(74)	96	-	96
Other (expense) income, net	(127)	29	(98)	2	29	31

Income before provision for income taxes	46,180	(244)	45,936	12,466	(1,397)	11,069
Income tax provision	16,375	374	16,749	3,922	(94)	3,828

Net income	$29,805	$(618)	$29,187	$8,544	$(1,303)	$7,241

Earnings per share
Basic	$0.69	($ 0.01)	$0.68	$0.20	($ 0.03)	$0.17
Diluted	$0.68	($ 0.01)	$0.67	$0.19	($ 0.03)	$0.17

Common shares and equivalents outstanding
Basic weighted average shares	43,145,189		43,145,189	43,083,612		43,083,612
Diluted weighted average shares	43,876,155		43,876,155	43,776,108		43,776,108
Dividends per share	$0.44		$0.44	$0.11		$0.11

Blackbaud, Inc.

Revised Historical Financial Information (continued)

(Unaudited)

The following tables only display lines in which changes have occurred.

Revised consolidated statement of cash flows amounts

	Year ended December 31, 2010
(in thousands)	As previously reported	Adjustment	Revised
Cash flows from operating activities
Net income	$29,805	$(618)	$29,187
Depreciation and amortization	16,068	121	16,189
Excess tax benefits from stock based compensation	(2,629)	(36)	(2,665)
Deferred taxes	11,201	112	11,313
Accounts receivable	(13,051)	273	(12,778)
Prepaid expenses and other assets	(9,599)	(510)	(10,109)
Trade accounts payable	208	20	228
Accrued expenses and other current liabilities	(4,775)	527	(4,248)
Deferred revenue	12,870	251	13,121
Net cash provided by operating activities	55,908	140	56,048
Cash flows from investing activities
Capitalized software development costs	-	(175)	(175)
Net cash used in investing activities	(18,224)	(175)	(18,399)
Cash flows from financing activities
Excess tax benefits from stock based compensation	2,629	36	2,665
Net cash used in financing activities	(32,748)	36	(32,712)
Effect of exchange rate on cash and cash equivalents	269	29	298

Net increase in cash and cash equivalents	5,205	30	5,235
Cash and cash equivalents, beginning of year	22,769	-	22,769

Cash and cash equivalents, end of year	$27,974	$30	$28,004

Revised consolidated balance sheet amounts

	At December 31, 2010
(in thousands, except share amounts)	As previously reported	Adjustment	Revised
Assets
Cash and cash equivalents	$27,974	$30	$28,004
Accounts receivable	59,804	(508)	59,296
Prepaid expenses and other current assets	33,847	(1,708)	32,139
Deferred tax asset	44,639	(2,325)	42,314
Other assets	2,579	226	2,805

Total assets	$328,091	$(4,285)	$323,806

Liabilities and stockholders’ equity
Trade accounts payable	$9,883	$(263)	$9,620
Accrued expenses and other current liabilities	28,322	(44)	28,278
Deferred revenue	141,149	2,612	143,761
Additional paid-in capital	158,419	(47)	158,372
Accumulated other comprehensive loss	(512)	(300)	(812)
Retained earnings	126,285	(6,243)	120,042

Total liabilities and stockholders’ equity	$328,091	$(4,285)	$323,806